Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-171739 and 333-198706) of Novartis AG of our report dated January 28, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers AG
Basel, Switzerland
January 28, 2020
PricewaterhouseCoopers AG, St. Jakobs-Strasse 25, CH-4002 Basel, Switzerland
Telephone: +41 58 792 51 00, Facsimile: +41 58 792 51 10, www.pwc.ch
PricewaterhouseCoopers AG is a member of a global network of companies that are legally independent of one another.